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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of each of our eleven reports each dated February 20, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Reports to Shareholders of AIM Basic Value Fund, AIM Conservative Allocation Fund, AIM Global Equity Fund, AIM Growth Allocation Fund, AIM Income Allocation Fund, AIM International Allocation Fund, AIM Mid Cap Core Equity Fund, AIM Moderate Allocation Fund, AIM Moderate Growth Allocation Fund, AIM Moderately Conservative Allocation Fund, and AIM Small Cap Growth Fund (eleven of the funds constituting AIM Growth Series), each of which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers", and "Examples of Persons to Whom AIM Provides Non-Public Portfolio Holdings on an Ongoing Basis" in such Registration Statement.

PricewaterhouseCoopers LLP
Houston, Texas
April 24, 2007